Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” and to the use of our report dated January 10, 2012 in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Epicor Software Corporation for the registration of $465,000,000 aggregate principal amount of Epicor Software Corporation’s 8.625% Senior Notes due 2019.

/s/ Ernst & Young LLP

San Francisco, California

February 9, 2012